EXHIBIT 10.4


                       EMPLOYMENT CONTRACT


                             BETWEEN


             FOOD COURT ENTERTAINMENT NETWORK, INC.


                               AND


                         ROBERT H. LENZ

                       EMPLOYMENT CONTRACT


     Agreement made the ________ day of ___________________, 1996 by and between

     Corporation:        Food Court Entertainment Network, Inc.
                         220 East 42nd Street
                         New York, NY  10017
                         (a Delaware Corporation)

          and

     Executive:          Robert H. Lenz
                         109 Old Branchville Road
                         Ridgefield, CT  06877

     Effective Date:     October 1, 1996

                           BACKGROUND

     It is in the best interest of the Corporation and its shareholders to secure Executive's services for the Corporation with an employment agreement. The Corporation, as an incentive to Executive to continue employment with the Corporation grants compensation and other incentives as more fully set forth in this Agreement and the attached Schedules. Executive and the Corporation desire to enter an employment agreement under the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the promises and mutual agreements set forth in this Agreement and for other good and valuable consideration, the parties agree as follows:

     1.   EMPLOYMENT

          The Executive shall be employed by the Corporation in the capacity of Chairman of the Corporation.

     2.   DUTIES

          Executive shall serve the Corporation faithfully and to the best of his ability, under the direction of the Board of Directors. He shall devote such time, energy and skill during regular business hours and such other hours as are reasonably necessary to fulfill his obligations as Chairman of the Corporation. Executive shall have such duties as are normally associated with the position of a chairman in a similarly situated company. He shall report to the Board of Directors as required.

     This Section 2 shall not be construed as preventing the Executive from investing the Executive's personal assets in businesses which do not compete with the Company or any affiliates of the Company, where the form or manner of such investments will not require services on the part of the Executive in the operation of the affairs of the business in which such investments are made and in which the Executive's participation is solely that of a private investor.

          In addition to the foregoing, he shall be, during the term of his employment, a Director of the Corporation.

     3.   COMPENSATION

          The Corporation shall pay or cause to be paid to Executive during the term of his employment the salary and bonuses as more particularly set forth in Schedule "A" which is attached to this Agreement and made part hereof.

     4.   STOCK OPTIONS

          Executive shall be granted options to purchase the Corporation's Series A common stock in accordance with the provisions of Schedule "B" which is attached to this Agreement and made part hereof.

     5.   ADDITIONAL BENEFITS

          Executive shall also be entitled to any fringe benefits which may from time to time be made available to senior executives of the Corporation and as set forth in the personnel policies of the Corporation, or as determined by the Board, including but not limited to any employee benefit plan which is qualified and exempt under Sections 401(a) and 501(a) of the Internal Revenue Code ("Code"), and any group medical, dental, hospitalization or insurance program.

     6.   EXPENSES

          The Corporation shall reimburse Executive for out-of-pocket expenditures for transportation, fuel, entertainment, travel, meals, hotel accommodations and the like incurred by him in the interest of the Corporation ("out-of-pocket expenses"). Executive shall from time to time but no less frequently than each month submit vouchers, receipts or other documentation together with appropriate written explanation required by the Corporation to verify out-of-pocket expenses and shall be reimbursed for the actual expenses incurred. Corporation shall provide Executive with a reasonable monthly allowance for automobile expenses, including cost of the vehicle, gas, maintenance and repairs or, in the alternative, may provide a suitable motor vehicle for use by the Executive for conduct of business on behalf of the Corporation.

     7.   WORKING FACILITIES

          The Corporation shall furnish Executive with such office space at the Corporate headquarters, secretarial assistance, and such other facilities and services as is appropriate of the Chairman of the Corporation and necessary for performance of his duties.

     8.   AUTHORITY TO BIND THE CORPORATION

          Executive shall have authority to enter into contracts binding upon the Corporation and to create any obligations on the part of the Corporation in the normal course of business and as would be expected of a chairman of a similar corporation. Notwithstanding the foregoing, Executive shall, have authority to enter into contracts binding the Corporation, without prior approval with the Board of Directors, for purchases or transactions in the ordinary course of business.

     9.   VACATIONS

          Executive shall be entitled each year to vacation at such time and for such duration as is reasonable and which do not interfere with the ability of Executive to fulfill his duties and effectively operate the Corporation.

          Vacations shall be coordinated with other employees of the Corporation, shall be consistent with Executive's duties (as more fully set forth in Section 2 of this Agreement) and the needs of the Corporation.

     10.  TERM AND TERMINATION OF EMPLOYMENT

          10.a.  Term

          Except as otherwise provided herein, the term of employment shall be for a period of three (3) years, commencing as of the Effective Date of this Agreement and continuing through September 30, 1999. At the end of the initial three (3) year term, Corporation and Executive agree to negotiate in good faith a new contract or extension of the current contract. In the event the Corporation and Executive fail to reach an Agreement, Executive shall be entitled upon his termination to the sum of his highest Minimum Base Compensation and Bonus Compensation (if any) paid at any time under this Agreement, payable in equal installments for one (1) year from the date of termination with the same frequency as his salary was paid while employed ("Severance Pay"). Executive shall have no duty to mitigate damages and should he accept other employment, Severance Pay shall not be reduced or deducted from any other earned income.

          Further, in the event the Corporation terminates Executive other than pursuant to the provisions set forth in
Section 10.b. below, the Executive shall be, in lieu of any additional severance pay and lieu of any bonus compensation, entitled to continue to receive his then Minimum Base Compensation through the remaining term of this Agreement and continuance of benefits described in Section 5, above, or, if longer, one (1) year. In addition, he shall be entitled to receive the benefits and amounts described in Clauses (b), (c) and (d) of Section 10.b.1.

          10.b.  Termination

               10.b.1. Termination by Death. If Executive dies, then this Agreement shall terminate immediately, except that Executive's heirs, personal representatives or estate shall be entitled to receive (a) his then Minimum Base Compensation for a period of one (1) year after his death payable with the same frequency as his salary was paid during Executive's lifetime;
(b) any accrued benefits up to the date of termination;
(c) bonuses that have accrued but not been paid; and (d) any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans.

               10.b.2. Termination by Disability. If Executive becomes disabled, and such disability continues for more than three (3) consecutive months after the Onset of Disability (as defined below) or for periods aggregating more than four (4) months during any six-month period, then Corporation shall have the right to terminate this Agreement immediately, except that Executive shall be entitled to receive (a) the difference in his then Minimum Base Compensation above any disability insurance proceeds received from any disability policy or plan paid for or provided by Corporation for a period of one (1) year beginning on the date of the Onset of Disability; (b) any accrued benefits up to the date of termination; (c) bonuses that have accrued but not been paid; and (d) any benefits which are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans. "Onset of Disability" means the first day on which Executive shall be unable, without reasonable accommodation, to perform any of his duties under this Agreement on a full time basis by reason of physical or mental incapacity, sickness or infirmity.

               In the event of a partial disability, Executive shall be entitled to work for such time and in such capacity as his disability permits and the Corporation shall provide such reasonable accommodations as may be necessary.

               10.b.3. For Cause. This Agreement may be terminated by the Corporation for cause as defined below, by providing five (5) days prior written notice from the Corporation to the Executive upon the occurrence or act by the Executive of any one or more of the following events:

                    (a)  fraud,

                    (b)  dishonesty, or

                    (c) other material and willful misconduct by the Executive.

               If Executive's employment is terminated for cause pursuant to this section, Executive shall be entitled to receive
(i) his then Minimum Base Corporation accrued through the date of termination, (ii) any accrued benefits up to the date of termination, and (iii) any benefits which are to be continued or paid after the date of termination in accordance with the terms of corresponding benefit plans.

               10.b.4. Mutual Agreement. This Agreement may be terminated at any time upon mutual agreement of the parties.

               10.b.5. Change in Control. Upon the occurrence of a Change in Control, the provisions set forth in Schedule "C" attached hereto shall apply, notwithstanding anything herein to the contrary.

     11.  PROCEDURE UPON TERMINATION

          Upon termination of his employment, Executive shall promptly return to Corporation all documents (including copies) and other materials and property of Corporation pertaining to its business, including without limitation customer and prospect lists, contracts, files, manuals, letters, reports and records in his possession or control, no matter from whom or in what manner acquired.

     12.  DISCOVERIES

          Executive shall communicate to Corporation, in writing when requested, and preserve as confidential information of Corporation, all marketing concepts, software ideas and other ideas or designs relating to the business of the Corporation which are conceived, developed or made by Executive, whether alone or jointly with others, at any time (during or after business hours) during the term of Executive's employment with Corporation (such concepts, ideas and designs are referred to as "Executive's Discoveries") or have been made heretofore by the Executive in relation to business of the Corporation. All of Executive's Discoveries shall be Corporation's exclusive property, and Executive shall, at Corporation's expense, sign all documents and take such other actions as they may reasonably request to confirm its ownership of Executive's Discoveries.

     13.  NONDISCLOSURE

          At all times after the date of this Agreement, except with Corporation's express prior written consent or in connection with the proper performance of services under this Agreement, Executive shall not, directly or indirectly, communicate, disclose or divulge to any Person (as defined in Section 22 below) or use for the benefit of any Person, any confidential or proprietary knowledge or information, no matter when or how acquired, concerning the business of the Corporation or the conduct and details of the business of Corporation including, but not limited to (a) names of customers, locations, prospects and suppliers, (b) details of contracts, proposals or other business arrangements with clients, prospects and suppliers, (c) marketing methods, trade secrets, and financial condition, and
(d) software, source code, technical documentation and other information. For purposes of this Section 13, confidential information shall not include any information which is now known by the general public, or which becomes known by the general public other than as a result of any improper act or omission of Executive.

     14.  RESTRICTIVE COVENANT

          14.a.  Covenant Not To Compete or Solicit

               The Corporation is in the business of broadcasting programming and advertising to food courts in large enclosed shopping malls throughout the United States (the "Business"). As a material inducement to entering this Agreement, Executive agrees and covenants that, while he is an employee of the Corporation and for a period of two (2) years thereafter, he:

               (1) shall be restricted from competing with the Business of the Corporation, directly or indirectly on his own behalf or through third parties, in any manner whatsoever as a shareholder, director, officer, joint venturer, partner, sole proprietor, investor or, in any other ownership capacity whatsoever, or as an employee, consultant, agent, or representative of or for a competing business within the fifty
(50) states of the United States, all territories of the United
States and Canada;

               (2) shall not either directly or indirectly on his own behalf or through third parties solicit or attempt to solicit or do business or attempt to do business with any of the advertisers, agencies, developers, operators, owners, clients or customers (collectively "Customers") of the Corporation who are or were Customers of the Corporation at any time during the preceding two (2) years prior to his termination of employment with respect to any of the Business of the Corporation of its subsidiaries or affiliates; and

               (3) shall not communicate with or solicit any person or entity who is, or during a six (6) month period prior to his termination of employment was, an employee, salesman, contractor, agent or representative (hereinafter collectively "Employee" or "Contractor") of the Corporation in any manner which interferes or which might interfere with such Employee's or Contractor's relationship with the Corporation or in an effort to obtain such person as an employee, salesman, contractor, agent or representative of an entity or business which competes with the Corporation's business.

               Notwithstanding the foregoing, Executive shall neither be restricted nor prohibited from acting as an advertising agent, media supplier or in any other capacity in or for an advertising agency.

          14.b.  Covenant Not to Violate Corporate Confidences

               The parties agree and acknowledge that the Executive will have access to and will become aware of confidential information and trade secrets, including Customer data, files, and business techniques (collectively, "Confidential Information"), and that this Confidential Information (1) is not generally available to the public, (2) has been compiled at the Corporation's expense and over a substantial amount of time,
(3) is critical to the Corporation's ability to compete in the industry in which it does business, and (4) if disclosed or released will greatly and irreparably damage the Corporation's business. Therefore, as a material inducement to entering into this Agreement, Executive agrees and covenants that he will not, while he is an Executive or during a two (2) year period beginning on the date of termination of his employment, either disclose or divulge this confidential information to anyone or use this confidential information in any manner to compete with the Corporation.

          14.c.  Enforcement

               The Corporation may enforce the provisions of this
Section 14 by suit for damages, injunction, or both, as provided below:

               (1) The parties agree and acknowledge that the Corporation will be irreparably injured by the breach of any provision of this Section, and that money damages alone will not be an appropriate measure of the harm to the Corporation from such continuing breach. Therefore, the parties agree that equitable relief, including specific performance of these provisions by injunction, is an appropriate remedy for breach of these provisions.

               (2) If any portion of the provisions of this Section or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the covenants are determined to be unenforceable because of their scope, duration, geographic area or similar factor, then the court or arbitrator making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such covenant shall then be enforceable in its reduced or limited form.

     15.  RELATIONSHIP OF PARTIES

          The relationship between the parties is that of employer and employee. The employee shall be eligible to participate in any plans or arrangements or distributions by the Corporation pertaining to any profit-sharing, bonus or similar benefits provided for regular employees, except to be extent that such plans, arrangements or distributions are superseded by more liberal provisions in this Agreement.

     16.  MANAGEMENT RESPONSIBILITY

          The parties recognize that the business affairs of the Corporation shall be managed by the Board of Directors of the corporation in accordance with the laws of the State of Delaware governing the organization and administration of business corporations.

     17.  WAIVER OF BREACH

          The waiver by either party hereto of a breach of any provision of this Agreement shall not operate to be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

     18.  NOTICES

          All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to Corporation, addressed to the attention of the Corporate Secretary, shall suffice as notice to the Corporation, provided that a copy thereof is simultaneously sent to Stephen F. Ritner, Esquire, Stevens & Lee, P.C., One Glenhardie Corporate Center, 1275 Drummers Lane, P.O. Box 236, Wayne, Pennsylvania 19087-0236. A copy of any notice to the Executive shall simultaneously be sent to Perry Ashley, Esquire, Seaman & Ashley, 51 East 42nd Street, New York, NY 10017. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 18, except that any such change of address notice shall not be effective unless and until received.

     19.  PRIOR AGREEMENTS

          Executive represents to Corporation (a) that there are no restrictions, agreements or undertakings whatsoever to which Executive is a party which would make unlawful his execution of this Agreement or his employment hereunder, (b) that his execution of this Agreement or his employment hereunder do not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or which he is bound, and
(c) that he is free and able to execute this Agreement and to enter into the employment contemplated hereby.

     20.  ASSIGNMENT

          Corporation may not assign its rights and duties under this Agreement to any party without the consent of Executive.
This Agreement, being for the personal services of Executive, shall not be assignable by him.

     21.  OTHER PROVISIONS

          This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous, oral or written, express or implied, agreements and understandings. This Agreement shall not be modified or terminated except in writing. No action taken by Corporation under this Agreement, including without limitation any waiver, consent or approval, shall be effective unless approved by Corporation's Board of Directors. This Agreement shall inure to the benefit of and bind each of the parties hereto and the successors and assigns of Corporation and the personal representatives, estate and heirs of Executive. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege with respect to any occurrence or be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. Any headings preceding the text of any of the Sections or Subsections of this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, meaning, or effect.

     22.  DEFINITION

          Person. "Person" means any individual, corporation, partnership, sole proprietorship, joint venture, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

     23.  LIMITATION ON PAYMENTS AND BENEFITS

          Notwithstanding any provision of this Agreement to the contrary, in no event shall the present value of the amounts payable hereunder which are treated as parachute payments, when added to any other payments made or to be made to Executive by the Corporation which are treated as parachute payments, exceed
2.99 times the Executive's base amount. For purposes of the preceding sentence, the terms "parachute payment" and "base amount" shall have the meanings ascribed to such terms in Code
Section 280G, and the "present value" of such parachute payments shall be determined in accordance with the provisions of such section. To the extent the provisions of this Section require a reduction in payments or benefits under this Agreement, the Executive shall be entitled to select, within a reasonable period of time under the circumstances, which payments or benefits shall be reduced.

     WITNESS the due execution and delivery hereof on the date first above written.

CORPORATION:                  EXECUTIVE:

FOOD COURT ENTERTAINMENT
NETWORK, INC.


 /s/ James N. Perkins          /s/ Robert H. Lenz
Name:   James N. Perkins      ROBERT H. LENZ
Title:  President

                           SCHEDULE A

                          COMPENSATION

     1.   MINIMUM BASE COMPENSATION

          Subject to the termination and base salary adjustment provisions of this Agreement, Executive shall be paid an annual minimum base salary of $100,000 for all services rendered to the Corporation for the term of this Agreement ("Minimum Base Compensation") in equal weekly or bi-weekly installments with a deduction for all taxes and other amounts required to be withheld or deducted by law.

          The Minimum Base Salary shall be payable with respect to each fiscal year commencing October 1 and ending on the following September 30 ("Contract Fiscal Year"); provided, however, that, on or about November 1, 1997, the Compensation Committee of the Board of Directors shall evaluate Executive's performance from the Effective Date of this Agreement through October 31, 1997 and consider whether his Minimum Base Compensation should be increased with respect to the remainder of the then current Contract Fiscal Year.

          In addition to the provisions of the preceding paragraph, Executive's Minimum Base Compensation shall be subject to annual review and adjustment, as deemed appropriate by the Compensation Committee of the Board of Directors, commencing
November 1, 1997.

     2.   BONUS COMPENSATION

          In addition to his Minimum Base Compensation, Executive shall be entitled to bonus compensation ("Bonus Compensation") as determined from time-to-time by the Compensation Committee of the Board of Directors based upon the progress of the Company and the success of the Company in completing its strategic plan.

     3.   SPECIAL COMPENSATION FOR EXTRAORDINARY SERVICES

          Executive has, during his career prior to joining the Corporation, developed relationships with certain companies and certain business executives which are valuable to the Corporation. Executive intends to pursue certain strategic alliances and certain merger and acquisition transactions which will be of great value to the Corporation and which will result from Executive's relationships, credibility in the marketplace and/or business acumen in developing such relationships and concluding such transactions. Accordingly, if a strategic alliance or a merger or acquisition is completed, Executive shall be entitled to be paid additional compensation in cash, stock options or stock bonus equal to 3.75% of the fair market value of any such transaction.

                           SCHEDULE B

                          STOCK OPTIONS

     Executive shall be granted options to purchase 600,000 shares of the Series A common stock of the Corporation pursuant to the provisions of its 1995 Employee Stock Option Plan. Such options shall include the following terms and provisions:

          (a)  the grant date shall be November 15, 1996;

          (b) the exercise price per share shall be equal to the lower of (i) the closing bid price of the Series A Common Stock in the over-the-counter market as reported by NASDAQ (the "Common Stock Bid Price") on the business day immediately preceding the first closing on the Private Placement of Units as described in the Letter of Intent between the Corporation and D.H. Blair Investment Banking Corp. dated October 7, 1996 (the "Private Placement") or
     (ii) the average Common Stock Bid Price for 30 consecutive business days ending on the business day immediately preceding the first closing on the Private Placement.

          (c) the right to exercise such options shall vest in three equal annual installments on the first, second and third anniversaries of the final closing on the Private
     Placement provided that:

               (1) The first installment shall vest if and only if the Corporation (I) reports positive earnings before extraordinary items, interest, taxes, depreciation and amortization for the fiscal year ending December 31, 1997, or (II) reports earnings (before extraordinary items) per primary share, as defined below, ("EPS") of at least $0.35 for the fiscal year ending
                    December 31, 1998, (III) reports EPS of at least $0.60 for the fiscal year ending December 31, 1999; or (IV) reports EPS of at least $0.90 for the fiscal year ending December 31, 2000,
               (2) the second installment shall vest if and only if the Corporation achieves a target set forth in preceding sub-clauses (1) (II),
                    (III) or (IV), above and
               (3) the third installment shall vest if and only if the Corporation achieves a target set forth in sub-clauses (1) (III) or (IV), above.

     Earnings per primary share or EPS shall be calculated by dividing the Net Income for the Corporation (before extraordinary items) for the fiscal year by the weighted average of the number of shares of Common Stock issued and outstanding during the fiscal year.

     Such options shall contain such additional terms and provisions as the Compensation Committee may determine and as are in compliance with, in all respects, the terms of the Employee
Stock Option Plan, as amended (which terms are incorporated herein by reference).

                           SCHEDULE C


                        CHANGE IN CONTROL

     1.   MODIFICATION OF CONTRACT UPON CHANGE IN CONTROL

          Upon the occurrence of a Change in Control, this Agreement shall be modified as set forth below.

               (a) The then remaining term shall, as of the date of the occurrence of the Change in Control, be extended through the day immediately preceding the third anniversary date of such occurrence ("anniversary date"). Thereafter, unless either party notifies the other, no later than 60 days prior to an anniversary date, of an intent not to extend the term of this Agreement, it shall automatically be extended for an additional year effective as of such anniversary date.

               (b) Executive shall have the right, within the 90-day period following the occurrence of an event constituting Good Reason, to voluntarily terminate his employment with the Corporation and receive the amounts and benefits described in the last paragraph of Section 10.a. Executive shall be deemed to have perfected his right to so terminate by delivering a written notice to such effect to the Corporation within such 90-day period and specifying a termination date no later than the last day of such period.

     2.   CHANGE IN CONTROL DEFINED

          For purposes of this Agreement, the term "Change in Control" means the occurrence of any of the following events:

               (a) any Person (except (i) the Corporation or any Subsidiary of the Corporation, or (ii) any Employee Benefit Plan (or any trust forming a part thereof) maintained by the Corporation or any Subsidiary of the Corporation) is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities, other than pursuant to a transaction described in Clause (c);

               (b) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

               (c) there occurs a merger, consolidation, share exchange, division or other reorganization of or relating to the Corporation, unless--

                    (i)  the shareholders of the Corporation
          immediately before such merger, consolidation, share exchange, division or reorganization own, directly or indirectly, immediately thereafter at least 66-2/3% of the combined voting power of the outstanding voting securities of the Surviving Company in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, share exchange, division or reorganization; and

                    (ii) the individuals who, immediately before such merger, consolidation, share exchange, division or reorganization, are members of the Incumbent Board continue to constitute at least two-thirds of the board of directors of the Surviving Company; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such director shall, for the purposes hereof, be considered a member of the Incumbent Board; and provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; and

                    (iii)  no Person (except (A) the Corporation
          or any Subsidiary of the Corporation, (B) any Employee Benefit Plan (or any trust forming a part thereof) maintained by the Corporation or any Subsidiary of the Corporation, or (C) the Surviving Company or any Subsidiary of the Surviving Company) has beneficial ownership of 19.9% or more of the combined voting power of the Surviving Company's outstanding voting securities immediately following such merger, consolidation, share exchange, division or reorganization;

               (d) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

               (e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Corporation cease for any reason to constitute at least a majority of such Board of Directors, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that no individual shall be considered a member of the Board of Directors of the Corporation at the beginning of such period if such individual initially assumed office as a result of either an actual or threatened Election Contest or Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share repurchases by the Corporation and thereafter becomes the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation, then a Change in Control shall be deemed to have occurred with respect to such Person under Clause (a).

Notwithstanding anything contained herein to the contrary, if the Executive's employment is terminated and he reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention of taking steps reasonably calculated to effect a Change in Control and who effects a Change in Control, or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, a Change in Control shall be deemed to have occurred on the day immediately prior to the date of such termination of his employment.

     3.   GOOD REASON DEFINED

          For purposes of this Schedule "C", the term "Good
Reason" means the occurrence of any of the following events:

               (a)  a change in the Executive's status or
     position, or any material diminution in his duties or responsibilities;

               (b)  any increase in the Executive's duties
     inconsistent with his position with the Corporation;

               (c)  any reduction in the Executive's Minimum Base
     Compensation;

               (d)  a failure to increase the Executive's Minimum
     Base Compensation, consistent with his performance review, within 12 months of the last increase or performance review;

               (e) a failure by the Corporation to continue in effect any Employee Benefit Plan in which the Executive participates, including (whether or not they constitute Employee Benefit Plans) incentive bonus, stock option, or other qualified or nonqualified plans of deferred compensation (i) other than as a result of the normal expiration of such a plan, or (ii) unless such plan is merged or consolidated into, or replaced with, a plan with benefits which are of equal or greater value;

               (f) requiring the Executive to be based at a location further than 50 miles from the location of his principal office immediately prior to the Change in Control;

               (g) refusal to allow the Executive to attend to matters or engage in activities in which he was permitted to engage prior to the Change in Control;

               (h) failure of the Corporation to secure the affirmation by a Successor, within three business days prior to a Change in Control, of this Agreement and its or the Corporation's continuing obligations hereunder (or where the Corporation does not have at least three business days advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor); or

               (i) any purported termination of the Executive's employment which is not in accordance with the terms of this Agreement.

     4.   ADDITIONAL DEFINITIONS

          For purposes of this Schedule "C", the following terms shall have the meanings ascribed to them:

          "Election Contest" means a solicitation with respect to the election or removal of directors that is subject to the provisions of Rule 14a-11 of the 1934 Act.

          "Employee Benefit Plan" has the meaning ascribed to such term in ERISA Section 3(3).

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended and as the same may be amended from time to time.

          "Incumbent Board" means the Board of Directors of the Corporation as constituted at any relevant time.

          "1934 Act" means the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time.

          "Person" has the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the 1934 Act.

          "Proxy Contest" means the solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Corporation.

          "Subsidiary" means, with respect to any corporation, any business entity of which a majority of its voting power or its equity securities or equity interests is owned, directly or indirectly, by such corporation.

          "Successor" means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Corporation's business directly, by merger or consolidation, or indirectly, by purchase of the Corporation's voting securities or all or substantially all of its assets.

          "Surviving Company" means the business entity that is a resulting company following a merger, consolidation, share exchange, division or other reorganization of or relating to the Corporation.